Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2025 FINANCIAL RESULTS

ROLLING MEADOWS, IL, October 30, 2025 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended September 30, 2025. Management will host a webcast conference call to discuss these results on Thursday, October 30, 2025 at 5:30 p.m. ET/4:30 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

	Summary of Financial Results - Third Quarter
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	3rd Q 25	3rd Q 24	3rd Q 25	3rd Q 24	3rd Q 25	3rd Q 24	3rd Q 25	3rd Q 24
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$2,922.9	$2,396.4	$410.4	$383.0	$840.3	$691.5	$1.57	$1.70
Net losses (gains) on divestitures	8.1	(22.5)	6.0	(16.8)	8.1	(22.5)	0.02	(0.07)
Acquisition integration	—	—	49.1	36.3	66.0	48.7	0.19	0.16
Workforce and lease termination	—	—	15.9	36.2	21.3	48.5	0.06	0.16
Acquisition related adjustments	—	—	46.9	1.8	45.9	31.5	0.18	0.01
Amortization of intangible assets	—	—	162.8	120.0	—	—	0.63	0.54
Effective income tax rate impact	—	—	—	(2.9)	—	—	—	(0.01)
Levelized foreign currency translation	—	14.1	—	1.6	—	2.5	—	0.01

Brokerage, as adjusted *	2,931.0	2,388.0	691.1	559.2	981.6	800.2	2.65	2.50

Risk Management, as reported	402.1	369.7	49.5	44.6	82.0	74.1	0.19	0.20
Net (gains) on divestitures	(0.2)	(0.1)	(0.1)	(0.1)	(0.2)	(0.1)	—	—
Acquisition integration	—	—	1.7	0.6	2.4	0.9	0.01	—
Workforce and lease termination	—	—	2.4	1.4	3.4	2.0	0.01	0.01
Amortization of intangible assets	—	—	2.7	2.7	—	—	0.01	0.01
Levelized foreign currency translation	—	(1.5)	—	(0.1)	—	(0.2)	—	—

Risk Management, as adjusted *	401.9	368.1	56.2	49.1	87.6	76.7	0.22	0.22

Corporate, as reported	0.4	0.4	(186.3)	(113.5)	(109.4)	(74.7)	(0.72)	(0.51)
Transaction-related costs	—	—	35.7	6.6	34.2	8.9	0.14	0.03
Legal & tax related	—	—	8.2	3.5	23.6	—	0.03	0.02

Corporate, as adjusted *	0.4	0.4	(142.4)	(103.4)	(51.6)	(65.8)	(0.55)	(0.46)

Total Company, as reported	$3,325.4	$2,766.5	$273.6	$314.1	$812.9	$690.9	$1.04	$1.39

Total Company, as adjusted *	$3,333.3	$2,756.5	$604.9	$504.9	$1,017.6	$811.1	$2.32	$2.26

Total Brokerage & Risk Management, as reported	$3,325.0	$2,766.1	$459.9	$427.6	$922.3	$765.6	$1.76	$1.90

Total Brokerage & Risk Management, as adjusted *	$3,332.9	$2,756.1	$747.3	$608.3	$1,069.2	$876.9	$2.87	$2.72

*

For third quarter 2025, the pretax impact of the Brokerage segment adjustments totals $376.8 million, mostly due to non-cash period expenses related to intangible amortization, with a corresponding adjustment to the provision for income taxes of $96.1 million relating to these items. For third quarter 2025, the pretax impact of the Risk Management segment adjustments totals $9.3 million, with a corresponding adjustment to the provision for income taxes of $2.6 million relating to these items. For third quarter 2025, the pretax impact of the Corporate segment adjustments totals $57.8 million, with a corresponding adjustment to the benefit for income taxes of $13.9 million relating to these items. A detailed reconciliation of the 2025 and 2024 provision (benefit) for income taxes is shown on pages 14 and 15.

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“We had a terrific and very active third quarter!” said J. Patrick Gallagher, Jr., Chairman and CEO. “For our combined brokerage and risk management segments, we delivered 20% total revenue growth; our 19th straight quarter of double-digit top-line growth. Organic revenue growth was 4.8%, and incremental revenue from acquisitions was more than $450 million. Net earnings margin was 13.8%, adjusted EBITDAC margin was 32.1%, and adjusted EBITDAC grew 22%. Our client-centric, team-driven, and welcoming culture is thriving!

“Global insurance renewal premium changes remain in positive territory and we are not seeing indications of economic slowdown. Our two-pronged growth strategy – organic and M&A – continues to benefit from our leading niche experts, vast data and analytics offerings, extensive product expertise, outstanding service, and global reach which puts us in an enviable spot competitively for new customers and production talent.

“Overall, our businesses continue to shine and the early days of AssuredPartners professionals joining the Gallagher team is off to a terrific start!”

	Summary of Financial Results - Nine-Months ended September 30
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	9 Mths 25	9 Mths 24	9 Mths 25	9 Mths 24	9 Mths 25	9 Mths 24	9 Mths 25	9 Mths 24
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$9,023.1	$7,637.6	$1,734.9	$1,368.4	$3,081.8	$2,408.3	$6.65	$6.10
Net (gains) on divestitures	(4.4)	(25.0)	(3.3)	(18.6)	(4.4)	(25.0)	(0.01)	(0.08)
Acquisition integration	—	—	112.4	112.7	150.7	151.0	0.43	0.51
Workforce and lease termination	—	—	57.5	65.6	77.0	88.0	0.22	0.29
Acquisition related adjustments	—	(26.0)	96.2	24.3	126.0	92.5	0.37	0.11
Amortization of intangible assets	—	—	444.9	364.2	—	—	1.71	1.63
Effective income tax rate impact	—	—	—	(8.0)	—	—	—	(0.04)
Levelized foreign currency translation	—	26.7	—	3.1	—	5.1	—	0.01

Brokerage, as adjusted *	9,018.7	7,613.3	2,442.6	1,911.7	3,431.1	2,719.9	9.37	8.53

Risk Management, as reported	1,167.4	1,081.1	133.2	131.7	228.9	216.9	0.51	0.59
Net (gains) on divestitures	(0.5)	—	(0.4)	—	(0.5)	—	—	—
Acquisition integration	—	—	4.0	1.3	5.5	1.8	0.02	—
Workforce and lease termination	—	—	7.7	3.4	10.6	4.6	0.03	0.02
Acquisition related adjustments	—	—	1.3	0.2	1.7	0.2	0.01	—
Amortization of intangible assets	—	—	11.8	7.2	—	—	0.04	0.03
Levelized foreign currency translation	—	(3.6)	—	(0.6)	—	(1.0)	—	—

Risk Management, as adjusted *	1,166.9	1,077.5	157.6	143.2	246.2	222.5	0.61	0.64

Corporate, as reported	1.2	1.9	(519.4)	(287.9)	(342.3)	(187.5)	(2.00)	(1.29)
Transaction-related costs	—	—	80.0	11.6	86.3	14.9	0.31	0.05
Legal & tax related	—	—	8.2	3.5	23.6	—	0.03	0.02

Corporate, as adjusted *	1.2	1.9	(431.2)	(272.8)	(232.4)	(172.6)	(1.66)	(1.22)

Total Company, as reported	$10,191.7	$8,720.6	$1,348.7	$1,212.2	$2,968.4	$2,437.7	$5.16	$5.40

Total Company, as adjusted *	$10,186.8	$8,692.7	$2,169.0	$1,782.1	$3,444.9	$2,769.8	$8.32	$7.95

Total Brokerage & Risk Management, as reported	$10,190.5	$8,718.7	$1,868.1	$1,500.1	$3,310.7	$2,625.2	$7.16	$6.69

Total Brokerage & Risk Management, as adjusted *	$10,185.6	$8,690.8	$2,600.2	$2,054.9	$3,677.3	$2,942.4	$9.98	$9.17

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*

For the nine-month period ended September 30, 2025, the pretax impact of the Brokerage segment adjustments totals $948.7 million, mostly due to non-cash period expenses related to intangible amortization, with a corresponding adjustment to the provision for income taxes of $241.0 million relating to these items. For the nine-month period ended September 30, 2025, the pretax impact of the Risk Management segment adjustments totals $33.6 million, with a corresponding adjustment to the provision for income taxes of $9.2 million relating to these items. For the nine-month period ended September 30, 2025, the pretax impact of the Corporate segment adjustments totals $109.9 million, with a corresponding adjustment to the benefit for income taxes of $21.7 million relating to these items. A detailed reconciliation of the 2025 and 2024 provision (benefit) for income taxes is shown on pages 14 and 15.

Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Base Commissions and Fees
Commissions and fees, as reported	$2,572.8	$2,123.0	$7,828.8	$6,862.7
Less commissions and fees from acquisitions	(417.2)	—	(634.9)	(26.0)
Less divested operations	—	(61.9)	—	(83.0)
Levelized foreign currency translation	—	14.0	—	25.3

Organic base commissions and fees	$2,155.6	$2,075.1	$7,193.9	$6,779.0

Organic change in base commissions and fees	3.9%		6.1%

Supplemental Revenues
Supplemental revenues, as reported	$117.6	$79.1	$334.3	$261.7
Less supplemental revenues from acquisitions	(9.0)	—	(12.3)	—
Levelized foreign currency translation	—	0.5	—	1.6

Organic supplemental revenues	$108.6	$79.6	$322.0	$263.3

Organic change in supplemental revenues	36.4%		22.3%

Contingent Revenues
Contingent revenues, as reported	$75.4	$69.3	$241.0	$215.1
Less contingent revenues from acquisitions	(15.2)	—	(19.1)	—
Levelized foreign currency translation	—	0.1	—	0.1

Organic contingent revenues	$60.2	$69.4	$221.9	$215.2

Organic change in contingent revenues	-13.3%		3.1%

Total reported commissions, fees, supplemental revenues and contingent revenues	$2,765.8	$2,271.4	$8,404.1	$7,339.5
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions	(441.4)	—	(666.3)	(26.0)
Less divested operations	—	(61.9)	—	(83.0)
Levelized foreign currency translation	—	14.6	—	27.0

Total organic commissions, fees, supplemental revenues and contingent revenues	$2,324.4	$2,224.1	$7,737.8	$7,257.5

Total organic change	4.5%		6.6%

Acquisition Activity	3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Number of acquisitions closed *	6	3	25	27
Estimated annualized revenues acquired (in millions)	$3,036.0	$32.7	$3,389.5	$173.9

*	In the third quarter of 2025 and 2024, Gallagher issued 9,000 shares and no shares, respectively, of its common stock directly to sellers in connection with tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Acquisition of AssuredPartners

As previously disclosed, on August 18, 2025, we acquired AssuredPartners for approximately $13.8 billion. We raised $8.5 billion of cash in our December 11, 2024 follow-on common stock offering and borrowed $5.0 billion of cash in our December 19, 2024 senior notes issuance (collectively, the AssuredPartners Financing) to fund the transaction. On January 7, 2025, we received an additional $1.3 billion of cash due to the exercise by the underwriters of the overallotment provision related to the follow-on common stock offering.

Compensation Expense and Ratios			3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Compensation expense, as reported			$1,649.0	$1,362.9	$4,792.4	$4,210.0
Acquisition integration			(38.2)	(26.5)	(85.8)	(81.9)
Workforce and lease termination related charges			(15.4)	(46.2)	(68.3)	(81.5)
Acquisition related adjustments			(45.9)	(31.5)	(126.0)	(118.5)
Levelized foreign currency translation			—	8.7	—	15.8

Compensation expense, as adjusted			$1,549.5	$1,267.4	$4,512.3	$3,943.9

Reported compensation expense ratios using reported revenues on pages 1 and 2		*	56.4%	56.9%	53.1%	55.1%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	*	*	52.9%	53.1%	50.0%	51.8%

*

Reported third quarter 2025 compensation expense ratio was 0.5 pts lower than third quarter 2024. This ratio was primarily benefited by higher interest income revenues earned on proceeds associated with the AssuredPartners Financing. This ratio also benefited from savings related to workforce and lease termination costs, partially offset by the impact of recent acquisitions and increased benefit costs.

**

Adjusted third quarter 2025 compensation expense ratio was 0.2 pts lower than third quarter 2024. This ratio was primarily impacted by recent acquisitions and increased benefit costs, partially offset by the benefit of higher interest income revenues earned on proceeds associated with the AssuredPartners Financing.

Operating Expense and Ratios			3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Operating expense, as reported			$433.6	$342.0	$1,148.9	$1,019.3
Acquisition integration			(27.8)	(22.2)	(64.9)	(69.1)
Workforce and lease termination related charges			(5.9)	(2.3)	(8.7)	(6.5)
Levelized foreign currency translation			—	2.9	—	5.8

Operating expense, as adjusted			$399.9	$320.4	$1,075.3	$949.5

Reported operating expense ratios using reported revenues on pages 1 and 2		*	14.8%	14.3%	12.7%	13.4%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	*	13.6%	13.4%	11.9%	12.5%

*

Reported third quarter 2025 operating expense ratio was 0.5 pts higher than third quarter 2024. This ratio was primarily impacted by higher integration costs and professional fees, partially offset by the benefit of higher interest income revenues earned on proceeds associated with the AssuredPartners Financing.

**

Adjusted third quarter 2025 operating expense ratio was 0.2 pts higher than third quarter 2024. This ratio was primarily benefited by higher interest income revenues earned on proceeds associated with the AssuredPartners Financing, partially offset by higher professional fees.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)		3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Net earnings, as reported		$410.4	$383.0	$1,734.9	$1,368.4
Provision for income taxes		141.3	128.9	600.3	465.9
Depreciation		41.6	34.0	112.6	99.1
Amortization		218.5	161.0	596.4	487.8
Change in estimated acquisition earnout payables		28.5	(15.4)	37.6	(12.9)

EBITDAC		840.3	691.5	3,081.8	2,408.3
Net losses (gains) on divestitures		8.1	(22.5)	(4.4)	(25.0)
Acquisition integration		66.0	48.7	150.7	151.0
Workforce and lease termination related charges		21.3	48.5	77.0	88.0
Acquisition related adjustments		45.9	31.5	126.0	92.5
Levelized foreign currency translation		—	2.5	—	5.1

EBITDAC, as adjusted		$981.6	$800.2	$3,431.1	$2,719.9

Net earnings margin, as reported using reported revenues on pages 1 and 2	*	14.0%	16.0%	19.2%	17.9%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	*	33.5%	33.5%	38.0%	35.7%

*

Third quarter 2025 adjusted EBITDAC margin includes approximately $76 million of interest income revenues earned on the proceeds received in December 2024 related to the AssuredPartners Financing. The roll-in of M&A, including the AssuredPartners acquisition, which was completed during the quarter, unfavorably impacted the year over year change in third quarter adjusted EBITDAC margin by approximately 2%.

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Fees	$389.4	$359.1	$1,134.7	$1,048.0
International performance bonus fees	3.1	0.7	5.7	5.8

Fees as reported	392.5	359.8	1,140.4	1,053.8
Less fees from acquisitions	(13.3)	—	(38.8)	—
Less divested operations	—	(2.8)	—	(7.1)
Levelized foreign currency translation	—	(1.5)	—	(3.6)

Organic fees	$379.2	$355.5	$1,101.6	$1,043.1

Organic change in fees	6.7%		5.6%

Acquisition Activity	3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Number of acquisitions closed	—	1	1	1
Estimated annualized revenues acquired (in millions)	$—	$14.0	$38.2	$14.0

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Compensation expense, as reported			$243.8	$224.6	$718.5	$657.7
Acquisition integration			(0.9)	(0.4)	(2.0)	(1.0)
Workforce and lease termination related charges			(3.0)	(1.1)	(9.1)	(2.8)
Acquisition related adjustments			—	—	(1.7)	(0.2)
Levelized foreign currency translation			—	(1.0)	—	(2.6)

Compensation expense, as adjusted			$239.9	$222.1	$705.7	$651.1

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2		*	60.6%	60.7%	61.6%	60.8%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	*	59.7%	60.3%	60.5%	60.4%

*

Reported third quarter 2025 compensation expense ratio was 0.1 pts lower than third quarter 2024. This ratio was primarily impacted by savings related to headcount controls, partially offset by increased incentive compensation and workforce and lease termination costs.

**

Adjusted third quarter 2025 compensation expense ratio was 0.6 pts lower compared to third quarter 2024. This ratio was primarily impacted by savings related to headcount controls and temporary help, partially offset by increased incentive compensation.

Operating Expense and Ratios			3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Operating expense, as reported			$76.3	$71.0	$220.0	$206.5
Acquisition integration			(1.5)	(0.5)	(3.5)	(0.8)
Workforce and lease termination related charges			(0.4)	(0.9)	(1.5)	(1.8)
Levelized foreign currency translation			—	(0.3)	—	—

Operating expense, as adjusted			$74.4	$69.3	$215.0	$203.9

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2		*	19.0%	19.2%	18.9%	19.1%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	*	18.5%	18.9%	18.4%	18.9%

*

Reported third quarter 2025 operating expense ratio was 0.2 pts lower than third quarter 2024. This ratio primarily benefited from savings in client-related expenses, partially offset by increased integration costs and business insurance expense.

**

Adjusted third quarter 2025 operating expense ratio was 0.4 pts lower than third quarter 2024. This ratio primarily benefited from savings in client-related expenses, partially offset by increased business insurance expense.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 2025	3rd Q 2024	9 Mths 2025	9 Mths 2024
Net earnings, as reported	$49.5	$44.6	$133.2	$131.7
Provision for income taxes	17.9	16.1	48.1	47.6
Depreciation	10.5	9.6	29.9	27.3
Amortization	3.7	3.7	16.2	10.0
Change in estimated acquisition earnout payables	0.4	0.1	1.5	0.3

EBITDAC	82.0	74.1	228.9	216.9
Net (gains) on divestitures	(0.2)	(0.1)	(0.5)	—
Acquisition integration	2.4	0.9	5.5	1.8
Workforce and lease termination related charges	3.4	2.0	10.6	4.6
Acquisition related adjustments	—	—	1.7	0.2
Levelized foreign currency translation	—	(0.2)	—	(1.0)

EBITDAC, as adjusted	$87.6	$76.7	$246.2	$222.5

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	12.3%	12.1%	11.4%	12.2%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	21.8%	20.8%	21.1%	20.6%

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Corporate Segment Reported GAAP Information (dollars in millions):

	2025			2024
3rd Quarter	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Components of Corporate Segment, as reported
Interest and banking costs	$(161.9)	$42.1	$(119.8)	$(93.7)	$24.4	$(69.3)
Clean energy related	(1.8)	0.5	(1.3)	(1.9)	0.5	(1.4)
Acquisition costs (1)	(38.5)	(0.7)	(39.2)	(15.2)	2.6	(12.6)
Corporate (2)	(70.0)	44.0	(26.0)	(58.5)	28.3	(30.2)

Reported 3rd quarter	(272.2)	85.9	(186.3)	(169.3)	55.8	(113.5)
Adjustments
Transaction-related costs (1)	34.2	1.5	35.7	8.9	(2.3)	6.6
Legal and tax related (3)	23.6	(15.4)	8.2	—	3.5	3.5

Components of Corporate Segment, as adjusted
Interest and banking costs	(161.9)	42.1	(119.8)	(93.7)	24.4	(69.3)
Clean energy related	(1.8)	0.5	(1.3)	(1.9)	0.5	(1.4)
Acquisition costs	(4.3)	0.8	(3.5)	(6.3)	0.3	(6.0)
Corporate (2)	(46.4)	28.6	(17.8)	(58.5)	31.8	(26.7)

Adjusted 3rd quarter	$(214.4)	$72.0	$(142.4)	$(160.4)	$57.0	$(103.4)

Nine Months
Components of Corporate Segment, as reported
Interest and banking costs	$(480.9)	$125.1	$(355.8)	$(281.8)	$73.3	$(208.5)
Clean energy related	(5.4)	1.5	(3.9)	(6.0)	1.4	(4.6)
Acquisition costs (1)	(99.0)	8.2	(90.8)	(27.2)	4.6	(22.6)
Corporate (2)	(240.2)	171.3	(68.9)	(157.0)	104.8	(52.2)

Reported nine months	(825.5)	306.1	(519.4)	(472.0)	184.1	(287.9)
Adjustments
Transaction-related costs (1)	86.3	(6.3)	80.0	14.9	(3.3)	11.6
Legal and tax related (3)	23.6	(15.4)	8.2	—	3.5	3.5

Components of Corporate Segment, as adjusted
Interest and banking costs	(480.9)	125.1	(355.8)	(281.8)	73.3	(208.5)
Clean energy related	(5.4)	1.5	(3.9)	(6.0)	1.4	(4.6)
Acquisition costs	(12.7)	1.9	(10.8)	(12.3)	1.3	(11.0)
Corporate (2)	(216.6)	155.9	(60.7)	(157.0)	108.3	(48.7)

Adjusted nine months	$(715.6)	$284.4	$(431.2)	$(457.1)	$184.3	$(272.8)

(1)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees associated with completed, future and terminated acquisitions. Adjustments primarily relate to the acquisition of the Willis Towers Watson treaty reinsurance brokerage operations, the acquisitions of Buck, Cadence Insurance, Eastern Insurance Group, all of which closed in 2023, Woodruff Sawyer, which closed on April 10, 2025, and AssuredPartners, which closed on August 18, 2025.

(2)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $5.4 million in third quarter 2025 and a net unrealized foreign exchange remeasurement loss of $(14.9) million in third quarter 2024. Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(42.8) million in the nine-month period ended September 30, 2025 and a net unrealized foreign exchange remeasurement loss of $(16.5) million in the nine-month period ended September 30, 2024.

(3)	Adjustments in third quarter 2025 and 2024 include costs associated with legal and tax matters.

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Interest and banking costs and debt - At September 30, 2025, Gallagher had $9,550.0 million of borrowings from public debt, $3,323.0 million of borrowings from private placements and $130.0 million of borrowings under its line of credit facility. In addition, Gallagher had $237.4 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations, as applicable. Interest and banking costs in third quarter 2025 are higher than the same period in 2024 primarily due to the debt issuances that occurred in December 2024.

Clean energy related - For 2025, this consists of operating results related to Gallagher’s investments in new clean energy projects, primarily fusion and carbon sequestration projects.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.

Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended September 30, 2025 and 2024 were 21.1% and 22.1%, respectively.

Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, October 30, 2025 at 5:30 p.m. ET/4:30 p.m. CT. To listen to this call, please go to Arthur J. Gallagher & Co. - Events & Presentations (ajg.com). The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; acquisition rollover revenues, including estimated rollover revenues particularly of acquisitions larger than usual tuck-in acquisitions, such as Woodruff Sawyer and AssuredPartners; statements regarding changes in its expenses in the next several quarters; future capital structure changes, including debt levels from time to time; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

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Important factors that could cause actual results to differ materially from those in the forward-looking statements include global economic and geopolitical events, including, among others, fluctuations in interest and inflation rates; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency; the U.S. government shutdown; political violence and instability, such as the armed conflicts in Ukraine and the Middle East; its actual acquisition opportunities, including closing risks related to pending acquisitions, risks with respect to acquisitions larger than its usual tuck-in acquisitions, such as the acquisition of Buck, Cadence Insurance, Eastern Insurance Group, Woodruff Sawyer and AssuredPartners, including risks related to its ability to successfully integrate operations, the possibility that its assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize the expected benefits of these acquisitions; damage to its reputation due to its failure to uphold its culture or negative perceptions or publicity, including as a result of amplifying effects that the Internet and social media may have on such perceptions; reputational issues related to its sustainability-related activities, including potential backlash against such activities, and compliance with increasingly complex climate-related regulations, such as risks related to “greenwashing” and “greenhushing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, errors and omissions, intellectual property and competition risks; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, sustainability, sanctions and anti-corruption compliance and increased scrutiny of the use of off-shore centers of excellence such as those we operate in India and elsewhere; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including the impact of large natural events; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 14 and 15 for a reconciliation of the adjustments made to income taxes.

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

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•

Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group, My Plan Manager, Woodruff Sawyer and AssuredPartners), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into its IT related systems.

•

Transaction-related costs, which are associated with completed, future and terminated acquisitions. Costs primarily relate to the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group and Woodruff Sawyer, which closed on April 10, 2025 and AssuredPartners, which closed on August 18, 2025. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments principally relate to changes in estimated acquisition earnout payables adjustments and acquisition related compensation charges. In addition, from time to time may include changes in balance sheet estimates arising from conforming accounting principles, purchase-related true-ups and other balance sheet adjustments made after the closing date; the net impact of these on first quarter 2024 results was approximately $26 million of revenues and approximately $28 million of compensation expense.

•

Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•	Effective income tax rate impact, which levelizes the prior year for the change in current year tax rates.

•	Legal and tax related, which represents the impact of adjustments in third quarter 2025 and 2024 related to costs associated with legal and tax matters.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.

•

EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, and the period-over-period impact of foreign currency translation, as applicable, and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

•

EPS, as Adjusted and Net Earnings, as Adjusted - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

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Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations, which include disposals of a business through sale or closure, estimate changes, run-off of a business and the restructuring and/or repricing of programs and products, in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. In addition, change in organic growth in fee revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of its results between periods.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6 respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Quarter September 30,

(Unaudited - in millions except per share, percentage and workforce data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Brokerage Segment	Sept 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Commissions	$1,908.3	$1,537.8	$5,965.0	$5,193.2
Fees	664.5	585.2	1,863.8	1,669.5
Supplemental revenues	117.6	79.1	334.3	261.7
Contingent revenues	75.4	69.3	241.0	215.1
Interest income, premium finance revenues and other income	157.1	125.0	619.0	298.1

Total revenues	2,922.9	2,396.4	9,023.1	7,637.6

Compensation	1,649.0	1,362.9	4,792.4	4,210.0
Operating	433.6	342.0	1,148.9	1,019.3
Depreciation	41.6	34.0	112.6	99.1
Amortization	218.5	161.0	596.4	487.8
Change in estimated acquisition earnout payables	28.5	(15.4)	37.6	(12.9)

Expenses	2,371.2	1,884.5	6,687.9	5,803.3

Earnings before income taxes	551.7	511.9	2,335.2	1,834.3
Provision for income taxes	141.3	128.9	600.3	465.9

Net earnings	410.4	383.0	1,734.9	1,368.4
Net earnings attributable to noncontrolling interests	0.9	1.5	5.8	7.8

Net earnings attributable to controlling interests	$409.5	$381.5	$1,729.1	$1,360.6

EBITDAC
Net earnings	$410.4	$383.0	$1,734.9	$1,368.4
Provision for income taxes	141.3	128.9	600.3	465.9
Depreciation	41.6	34.0	112.6	99.1
Amortization	218.5	161.0	596.4	487.8
Change in estimated acquisition earnout payables	28.5	(15.4)	37.6	(12.9)

EBITDAC	$840.3	$691.5	$3,081.8	$2,408.3

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Risk Management Segment	Sept 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Fees	$392.5	$359.8	$1,140.4	$1,053.8
Interest income and other income	9.6	9.9	27.0	27.3

Revenues before reimbursements	402.1	369.7	1,167.4	1,081.1
Reimbursements	40.2	40.3	122.1	118.3

Total revenues	442.3	410.0	1,289.5	1,199.4

Compensation	243.8	224.6	718.5	657.7
Operating	76.3	71.0	220.0	206.5
Reimbursements	40.2	40.3	122.1	118.3
Depreciation	10.5	9.6	29.9	27.3
Amortization	3.7	3.7	16.2	10.0
Change in estimated acquisition earnout payables	0.4	0.1	1.5	0.3

Expenses	374.9	349.3	1,108.2	1,020.1

Earnings before income taxes	67.4	60.7	181.3	179.3
Provision for income taxes	17.9	16.1	48.1	47.6

Net earnings	49.5	44.6	133.2	131.7
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$49.5	$44.6	$133.2	$131.7

EBITDAC
Net earnings	$49.5	$44.6	$133.2	$131.7
Provision for income taxes	17.9	16.1	48.1	47.6
Depreciation	10.5	9.6	29.9	27.3
Amortization	3.7	3.7	16.2	10.0
Change in estimated acquisition earnout payables	0.4	0.1	1.5	0.3

EBITDAC	$82.0	$74.1	$228.9	$216.9

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 3rd Quarter September 30,

(Unaudited - in millions except share and per share data)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Corporate Segment	Sept 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Other income	$0.4	$0.4	$1.2	$1.9

Total revenues	0.4	0.4	1.2	1.9

Compensation	38.9	34.4	121.9	100.2
Operating	70.9	40.7	221.6	89.2
Interest	160.8	92.9	477.8	279.4
Depreciation	2.0	1.7	5.4	5.1

Expenses	272.6	169.7	826.7	473.9

Loss before income taxes	(272.2)	(169.3)	(825.5)	(472.0)
Benefit for income taxes	(85.9)	(55.8)	(306.1)	(184.1)

Net loss	(186.3)	(113.5)	(519.4)	(287.9)
Net loss attributable to noncontrolling interests	—	—	—	—

Net loss attributable to controlling interests	$(186.3)	$(113.5)	$(519.4)	$(287.9)

EBITDAC
Net loss	$(186.3)	$(113.5)	$(519.4)	$(287.9)
Benefit for income taxes	(85.9)	(55.8)	(306.1)	(184.1)
Interest	160.8	92.9	477.8	279.4
Depreciation	2.0	1.7	5.4	5.1

EBITDAC	$(109.4)	$(74.7)	$(342.3)	$(187.5)

	3rd Q Ended	3rd Q Ended	9 Mths Ended	9 Mths Ended
Total Company	Sept 30, 2025	Sept 30, 2024	Sept 30, 2025	Sept 30, 2024
Commissions	$1,908.3	$1,537.8	$5,965.0	$5,193.2
Fees	1,057.0	945.0	3,004.2	2,723.3
Supplemental revenues	117.6	79.1	334.3	261.7
Contingent revenues	75.4	69.3	241.0	215.1
Interest income, premium finance revenues and other income	167.1	135.3	647.2	327.3

Revenues before reimbursements	3,325.4	2,766.5	10,191.7	8,720.6
Reimbursements	40.2	40.3	122.1	118.3

Total revenues	3,365.6	2,806.8	10,313.8	8,838.9

Compensation	1,931.7	1,621.9	5,632.8	4,967.9
Operating	580.8	453.7	1,590.5	1,315.0
Reimbursements	40.2	40.3	122.1	118.3
Interest	160.8	92.9	477.8	279.4
Depreciation	54.1	45.3	147.9	131.5
Amortization	222.2	164.7	612.6	497.8
Change in estimated acquisition earnout payables	28.9	(15.3)	39.1	(12.6)

Expenses	3,018.7	2,403.5	8,622.8	7,297.3

Earnings before income taxes	346.9	403.3	1,691.0	1,541.6
Provision for income taxes	73.3	89.2	342.3	329.4

Net earnings	273.6	314.1	1,348.7	1,212.2
Net earnings attributable to noncontrolling interests	0.9	1.5	5.8	7.8

Net earnings attributable to controlling interests	$272.7	$312.6	$1,342.9	$1,204.4

Diluted net earnings per share	$1.04	$1.39	$5.16	$5.40

Dividends declared per share	$0.65	$0.60	$1.95	$1.80

EBITDAC
Net earnings	$273.6	$314.1	$1,348.7	$1,212.2
Provision for income taxes	73.3	89.2	342.3	329.4
Interest	160.8	92.9	477.8	279.4
Depreciation	54.1	45.3	147.9	131.5
Amortization	222.2	164.7	612.6	497.8
Change in estimated acquisition earnout payables	28.9	(15.3)	39.1	(12.6)

EBITDAC	$812.9	$690.9	$2,968.4	$2,437.7

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sept 30, 2025	Dec 31, 2024
Cash and cash equivalents	$1,399.3	$14,987.3
Fiduciary assets (includes fiduciary cash of $6,941.0 in 2025 and $5,481.3 in 2024)	35,471.2	24,712.1
Accounts receivable, net	5,426.3	3,895.9
Other current assets	711.0	518.0

Total current assets	43,007.8	44,113.3
Fixed assets - net	803.1	650.3
Deferred income taxes (includes tax credit carryforwards of $706.3 in 2025 and $771.8 in 2024)	29.4	959.1
Other noncurrent assets	1,629.7	1,354.4
Right-of-use assets	630.2	377.8
Goodwill	22,213.3	12,270.2
Amortizable intangible assets - net	10,754.4	4,530.1

Total assets	$79,067.9	$64,255.2

Fiduciary liabilities	$35,471.2	$24,712.1
Accrued compensation and other current liabilities	3,514.2	3,586.3
Deferred revenue - current	767.3	537.2
Premium financing debt	237.4	225.2
Corporate related borrowings - current	770.0	200.0

Total current liabilities	40,760.1	29,260.8
Corporate related borrowings - noncurrent	12,100.9	12,731.9
Deferred revenue - noncurrent	123.8	67.1
Lease liabilities - noncurrent	577.1	328.1
Other noncurrent liabilities	2,269.1	1,687.7

Total liabilities	55,831.0	44,075.6

Stockholders’ equity:
Common stock - issued and outstanding	256.8	250.0
Capital in excess of par value	17,705.6	16,068.9
Retained earnings	5,824.7	4,985.7
Accumulated other comprehensive loss	(581.3)	(1,151.1)

Total controlling interests stockholders’ equity	23,205.8	20,153.5
Noncontrolling interests	31.1	26.1

Total stockholders’ equity	23,236.9	20,179.6

Total liabilities and stockholders’ equity	$79,067.9	$64,255.2

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

		3rd Q Ended	3rd Q Ended			9 Mths Ended	9 Mths Ended
OTHER INFORMATION		Sept 30, 2025	Sept 30, 2024			Sept 30, 2025	Sept 30, 2024
Basic weighted average shares outstanding (000s)		256,618	219,331			255,899	218,528
Diluted weighted average shares outstanding (000s)	*	260,408	223,886			260,090	222,919
Number of common shares outstanding at end of period (000s)						256,805	219,446
Workforce at end of period (includes acquisitions):
Brokerage						55,722	40,997
Risk Management						10,669	10,264
Total Company				*	*	71,059	54,691

*

Gallagher completed a follow on public offering of 30,357,143 shares of its common stock on December 11, 2024 and 4,553,571 shares of its common stock on January 7, 2025, to fund a portion of the acquisition of AssuredPartners.

**	The acquisition of AssuredPartners added approximately 10,900 employees in August 2025.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
3rd Q Ended September 30, 2025
Brokerage, as reported	$551.7	$141.3	$410.4	$0.9	$409.5	$1.57
Net losses on divestitures	8.1	2.1	6.0	—	6.0	0.02
Acquisition integration	66.0	16.9	49.1	—	49.1	0.19
Workforce and lease termination	21.3	5.4	15.9	—	15.9	0.06
Acquisition related adjustments	62.9	16.0	46.9	—	46.9	0.18
Amortization of intangible assets	218.5	55.7	162.8	—	162.8	0.63

Brokerage, as adjusted	$928.5	$237.4	$691.1	$0.9	$690.2	$2.65

Risk Management, as reported	$67.4	$17.9	$49.5	$—	$49.5	$0.19
Net (gains) on divestitures	(0.2)	(0.1)	(0.1)	—	(0.1)	—
Acquisition integration	2.4	0.7	1.7	—	1.7	0.01
Workforce and lease termination	3.4	1.0	2.4	—	2.4	0.01
Amortization of intangible assets	3.7	1.0	2.7	—	2.7	0.01

Risk Management, as adjusted	$76.7	$20.5	$56.2	$—	$56.2	$0.22

Corporate, as reported	$(272.2)	$(85.9)	$(186.3)	$—	$(186.3)	$(0.72)
Transaction-related costs	34.2	(1.5)	35.7	—	35.7	0.14
Legal and tax related	23.6	15.4	8.2	—	8.2	0.03

Corporate, as adjusted	$(214.4)	$(72.0)	$(142.4)	$—	$(142.4)	$(0.55)

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
3rd Q Ended September 30, 2024
Brokerage, as reported	$511.9	$128.9	$383.0	$1.5	$381.5	$1.70
Net (gains) on divestitures	(22.5)	(5.7)	(16.8)	—	(16.8)	(0.07)
Acquisition integration	48.7	12.4	36.3	—	36.3	0.16
Workforce and lease termination	48.5	12.3	36.2	—	36.2	0.16
Acquisition related adjustments	2.4	0.6	1.8	—	1.8	0.01
Amortization of intangible assets	161.0	41.0	120.0	—	120.0	0.54
Effective income tax rate impact	—	2.9	(2.9)	—	(2.9)	(0.01)
Levelized foreign currency translation	2.2	0.6	1.6	—	1.6	0.01

Brokerage, as adjusted	$752.2	$193.0	$559.2	$1.5	$557.7	$2.50

Risk Management, as reported	$60.7	$16.1	$44.6	$—	$44.6	$0.20
Net (gains) on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Acquisition integration	0.9	0.3	0.6	—	0.6	—
Workforce and lease termination	2.0	0.6	1.4	—	1.4	0.01
Amortization of intangible assets	3.7	1.0	2.7	—	2.7	0.01
Levelized foreign currency translation	(0.2)	(0.1)	(0.1)	—	(0.1)	—

Risk Management, as adjusted	$67.0	$17.9	$49.1	$—	$49.1	$0.22

Corporate, as reported	$(169.3)	$(55.8)	$(113.5)	$—	$(113.5)	$(0.51)
Transaction-related costs	8.9	2.3	6.6	—	6.6	0.03
Legal and tax related	—	(3.5)	3.5	—	3.5	0.02

Corporate, as adjusted	$(160.4)	$(57.0)	$(103.4)	$—	$(103.4)	$(0.46)

	Earnings (Loss) Before Income Taxes	(Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
9 Mths Ended September 30, 2025
Brokerage, as reported	$2,335.2	$600.3	$1,734.9	$5.8	$1,729.1	$6.65
Net (gains) on divestitures	(4.4)	(1.1)	(3.3)	—	(3.3)	(0.01)
Acquisition integration	150.7	38.3	112.4	—	112.4	0.43
Workforce and lease termination	77.0	19.5	57.5	—	57.5	0.22
Acquisition related adjustments	129.0	32.8	96.2	—	96.2	0.37
Amortization of intangible assets	596.4	151.5	444.9	—	444.9	1.71

Brokerage, as adjusted	$3,283.9	$841.3	$2,442.6	$5.8	$2,436.8	$9.37

Risk Management, as reported	$181.3	$48.1	$133.2	$—	$133.2	$0.51
Net (gains) on divestitures	(0.5)	(0.1)	(0.4)	—	(0.4)	—
Acquisition integration	5.5	1.5	4.0	—	4.0	0.02
Workforce and lease termination	10.6	2.9	7.7	—	7.7	0.03
Acquisition related adjustments	1.8	0.5	1.3	—	1.3	0.01
Amortization of intangible assets	16.2	4.4	11.8	—	11.8	0.04

Risk Management, as adjusted	$214.9	$57.3	$157.6	$—	$157.6	$0.61

Corporate, as reported	$(825.5)	$(306.1)	$(519.4)	$—	$(519.4)	$(2.00)
Transaction-related costs	86.3	6.3	80.0	—	80.0	0.31
Legal and tax related	23.6	15.4	8.2	—	8.2	0.03

Corporate, as adjusted	$(715.6)	$(284.4)	$(431.2)	$—	$(431.2)	$(1.66)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
9 Mths Ended September 30, 2024
Brokerage, as reported	$1,834.3	$465.9	$1,368.4	$7.8	$1,360.6	$6.10
Net (gains) on divestitures	(25.0)	(6.4)	(18.6)	—	(18.6)	(0.08)
Acquisition integration	151.0	38.3	112.7	—	112.7	0.51
Workforce and lease termination	88.0	22.4	65.6	—	65.6	0.29
Acquisition related adjustments	32.3	8.0	24.3	(3.0)	27.3	0.11
Amortization of intangible assets	487.8	123.6	364.2	—	364.2	1.63
Effective income tax rate impact	—	8.0	(8.0)	—	(8.0)	(0.04)
Levelized foreign currency translation	4.3	1.2	3.1	—	3.1	0.01

Brokerage, as adjusted	$2,572.7	$661.0	$1,911.7	$4.8	$1,906.9	$8.53

Risk Management, as reported	$179.3	$47.6	$131.7	$—	$131.7	$0.59
Acquisition integration	1.8	0.5	1.3	—	1.3	—
Workforce and lease termination	4.6	1.2	3.4	—	3.4	0.02
Acquisition related adjustments	0.2	—	0.2	—	0.2	—
Amortization of intangible assets	10.0	2.8	7.2	—	7.2	0.03
Levelized foreign currency translation	(0.8)	(0.2)	(0.6)	—	(0.6)	—

Risk Management, as adjusted	$195.1	$51.9	$143.2	$—	$143.2	$0.64

Corporate, as reported	$(472.0)	$(184.1)	$(287.9)	$—	$(287.9)	$(1.29)
Transaction-related costs	14.9	3.3	11.6	—	11.6	0.05
Legal and tax related	—	(3.5)	3.5	—	3.5	0.02

Corporate, as adjusted	$(457.1)	$(184.3)	$(272.8)	$—	$(272.8)	$(1.22)

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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